UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 20, 2017

VBI VACCINES INC.

(Exact name of registrant as specified in its charter)

British Columbia, Canada	000-37769	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

222 Third Street, Suite 2241
Cambridge, Massachusetts	02142
(Address of principal executive offices)	(Zip Code)

(617) 830-3031

(Registrant’s telephone number, including area code)

N/A
(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.08 Shareholder Director Nominations.

On April 20, 2017, the Board of Directors of VBI Vaccines Inc. (the “Company”) scheduled its 2017 Annual General and Special Meeting of Shareholders (the “2017 Annual Meeting”) for June 22, 2017, which date is more than 30 days from the anniversary date of the Company’s 2016 Annual General and Special Meeting of Shareholders.

The Company has set a deadline of April 26, 2017, for the receipt of shareholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy materials for the 2017 Annual Meeting, which date the Company has determined to be a reasonable time before it expects to begin to mail its proxy materials. In order to be considered timely, any such proposal must be received by the Company at its principal executive offices at 222 Third Street, Suite 2241, Cambridge, MA 02142, Attn: Secretary, no later than 5:00 p.m. Eastern Standard Time on April 26, 2017. Any such proposal must also meet the requirements set forth in the Company’s Articles (the “Articles”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) in order to be eligible for inclusion in the proxy materials for the 2017 Annual Meeting.

A copy of the Articles was attached as Exhibit 3.1 to our registration statement on Form F-4 (File No. 333-208761), filed with the SEC on December 23, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VBI Vaccines Inc.

Date: April 20, 2017	By:	/s/ Jeff Baxter
Jeff Baxter
President and Chief Executive Officer